Exhibit 10.59


                                CREDIT AGREEMENT


                  THIS CREDIT AGREEMENT, dated as of March 29, 2000, is by and between WTC INDUSTRIES, INC., a Delaware corporation, PENTAPURE INCORPORATED, a Minnesota corporation, ROBERT C. KLAS, SR. (collectively, the "Borrower" and each a "Borrower", WTC Industries, Inc. and Pentapure Incorporated are each a "Corporate Borrower" and Robert C. Klas, Sr. is "Klas"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Lender").

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  Section 1.1 Defined Terms. As used in this Agreement the following terms shall have the following respective meanings:

                  "Adjusted Eurodollar Rate": With respect to each day, the rate (rounded upward, if necessary, to the next higher one hundredth of one percent) determined by dividing the Eurodollar Rate for such date by 1.00 minus Eurodollar Reserve Percentage.

                  "Advance": Any portion of the outstanding Revolving Loan, the Klas Revolving Loan, and, during the Advancing Period (and thereafter unless the Borrower elects to fix the rate of interest on the Term Loan), the Term Loan, as to which one of the available interest rate options is applicable. An Advance may be a Eurodollar Rate Advance or a Reference Rate Advance subject to the other provisions of this Agreement.

                  "Advancing Period": As defined in Section 2.1(c).

                  "Applicable Margin": With respect to:

                           (a) Reference Rate Advances : -0.5%.

                           (b) Eurodollar Rate Advances:  2.0%.

                           (c) Eurodollar Rate Advances on the Term Loan: 2.50%.

                  "Board": The Board of Governors of the Federal Reserve System or any successor thereto.

                  "Borrowing Base": As defined in Section 2.6.

                  "Borrowing Base Certificate": As defined in Section 2.6.

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                  "Business Day": Any day (other than a Saturday, Sunday or
legal holiday in the State of Minnesota) on which national banks are permitted to be open at the location of the Lender.

                  "Closing Date": March __, 2000.

                  "Commitment Fees": As defined in Section 2.10.

                  "Commitments": The Revolving Commitment, the Klas Revolving Commitment and the Term Loan Commitment.

                  "Debt Service Coverage Ratio": For any period of determination with respect to the Corporate Borrower and the Subsidiaries, the ratio of

         (a)      EBITDA,

                  to

         (b) the sum of interest expense and all required principal payments with respect to Total Liabilities (including but not limited to all payments with respect to capitalized lease obligations of the Borrower), in each case determined for said period in accordance with GAAP.

                  "Default": Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

                  "EBITDA": For any period of determination, the consolidated net income of the Borrower before deductions for income taxes, interest expense, depreciation and amortization, all as determined in accordance with GAAP.

                  "Eurodollar Business Day": A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

                  "Eurodollar Rate": With respect to each day, the rate per annum at which United States dollar deposits having a maturity of thirty days are offered to the Lender in the interbank Eurodollar market on such date for delivery in immediately available funds on such date; provided, that in lieu of determining the rate in the foregoing manner, the Lender may substitute the per annum rate for United States dollars displayed on the Reuters screen, LIBO page, at 10:00 A.M. (Minneapolis time) on such date or, if such date is not a Eurodollar Business Day, the most recent Eurodollar Business


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Day. "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

                  "Eurodollar Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Adjusted Eurodollar Rate.

                  "Eurodollar Reserve Percentage": As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member Lender of the Federal Reserve System, with deposits comparable in amount to those held by the Lender, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default": Any event described in Section 7.1.

                  "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

                  "Klas Revolving Commitment": The obligation of the Lender to make Advances to Klas on the Klas Revolving Loan in an aggregate principal amount outstanding at any time not to exceed the Klas Revolving Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

                  "Klas Revolving Commitment Amount": As defined in Section 2.1(b).

                  "Klas Revolving Loan": As defined in Section 2.1(b).

                  "Klas Revolving Maturity Date": As defined in Section 2.1(b).

                  "Klas Revolving Note": As defined in Section 2.3.

                  "Letter of Credit": An irrevocable letter of credit issued by the Lender for the account of a Corporate Borrower pursuant to this Agreement.


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                  "Lien": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any capitalized lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

                  "Loan Documents": This Agreement, the Notes, and any documents described in Section 3.1(a)(vii).

                  "Notes": The Revolving Note, the Klas Revolving Note and the Term Note.

                  "Person": Any natural person, corporation, partnership, limited partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "Reference Rate": The rate of interest from time to time publicly announced by the Lender as its "reference rate." The Lender may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under the Revolving Note which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate changes.

                  "Regulatory Change": Any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Lender under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Revolving Commitment": The obligation of the Lender to make Advances to the Corporate Borrower on the Revolving Loan in an aggregate principal amount outstanding at any time not to exceed the Revolving Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

                  "Revolving Commitment Amount": As defined in Section 2.1(a).

                  "Revolving Commitment Fees": As defined in Section 2.10.

                  "Revolving Loan": As defined in Section 2.1(a).

                  "Revolving Maturity Date": As defined in Section 2.1(a).

                  "Revolving Note": As defined in Section 2.3.


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                  "Subsidiary": Any corporation or other entity of which
securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by the Borrower either directly or through one or more Subsidiaries.

                  "Term Loan": As defined in Section 2.1(c).

                  "Term Loan Commitment": The obligation of the Lender to make a term loan to the Corporate Borrower in the Term Loan Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

                  "Term Loan Commitment Amount": As defined in Section 2.1(c).

                  "Term Note": As defined in Section 2.3.

                  "Total Liabilities": At the time of any determination, the amount, on a consolidated basis of all items of Indebtedness of the Corporate Borrower and the Subsidiaries that would constitute "liabilities" for balance sheet purposes in accordance with GAAP.

                  "Total Revolving Outstandings": As of any date of determination, the sum of (a) the aggregate unpaid principal balance of Revolving Loans outstanding on such date, (b) the aggregate maximum amount available to be drawn under Letters of Credit outstanding on such date and (c) the aggregate amount of Unpaid Drawings on such date.

                  "Unpaid Drawing": As defined in Section 2.23.

                  "Warrant Agreement": That certain warrant agreement of even date herewith between the Borrower WTC Industries, Inc. and the Lender.

                  Section 1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

                  Section 1.3 Other Definitional Terms, Terms of Construction. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and the like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or." All incorporations by reference of covenants, terms, definitions or other provisions from other agreements


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are incorporated into this Agreement as if such provisions were fully set forth herein, and include all necessary definitions and related provisions from such other agreements. All covenants, terms, definitions and other provisions from other agreements incorporated into this Agreement by reference shall survive any termination of such other agreements until the obligations of the Borrower under this Agreement and the Notes are irrevocably paid in full and the Revolving Commitment is terminated.

                                   ARTICLE II

                                TERMS OF LENDING

                  Section 2.1 The Commitments. On the terms and subject to the conditions hereof, the Lender agrees to make the following lending facilities available to the Borrower or Klas, as indicated:

                  2.1 (a) Revolving Credit. A revolving loan (the "Revolving Loan") to a Corporate Borrower available as Advances at any time and from time to time from the Closing Date to April 1, 2001 (the "Revolving Maturity Date"), during which period a Corporate Borrower may borrow, repay and reborrow in accordance with the provisions hereof, provided, that the unpaid principal amount of revolving Advances shall not at any time exceed $700,000 (the "Revolving Commitment Amount"); and provided, further, that no revolving Advance will be made if, after giving effect thereto, Total Revolving Outstandings would exceed the Borrowing Base.

                  2.1(b) Revolving Credit. A revolving loan (the "Klas Revolving Loan") to Klas available as Advances at any time and from time to time from the Closing Date to April 1, 2001 (the "Klas Revolving Maturity Date"), during which period Klas may borrow, repay and reborrow in accordance with the provisions hereof, provided, that the unpaid principal amount of revolving Advances shall not at any time exceed $750,000 (the "Klas Revolving Commitment Amount");

                  2.1(c) Term Loan. A term loan (the "Term Loan") to the Corporate Borrower, available in multiple Advances from the Closing Date through the first anniversary of the Closing Date (such period, the "Advancing Period") in an aggregate amount not to exceed $750,000 (the "Term Loan Commitment Amount").

                  2.1(d) Joint and Several Liability. Except with respect to the Klas Revolving Note and the Klas Revolving Loan for which Klas alone is liable, the obligations of each Borrower hereunder and under the Revolving Note, the Term Note and any other documents executed by it in connection with loans made under this Agreement shall be joint and several; provided that in no event shall the amount payable by any such Borrower exceed an aggregate amount equal to the largest amount that would not render such Borrower's obligations subject


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         to avoidance under Section 548 of the United States Bankruptcy Code or any applicable provision of comparable state law.

                  Section 2.2 Procedure for Advances and the Term Loan. Any request by the Borrower for an Advance on the Revolving Loan or the Term Loan, or by Klas for an Advance on the Klas Revolving Loan, shall be in writing or by telephone and must be given so as to be received by the Lender not later than 2:00 (St. Paul, Minnesota time) on the requested Advance date. Each request for an Advance shall be irrevocable and shall be deemed a representation by the Borrower or Klas, as applicable, that on the requested Advance date and after giving effect to such Advance the applicable conditions specified in Article III have been and will continue to be satisfied. Each request for an Advance shall specify (i) the requested Advance date (which must be a Business Day or, in the case of a Eurodollar Rate Advance, a Eurodollar Business Day), (ii) the amount of such Advance which shall be in a minimum amount of $10,000 or, if more, an integral multiple thereof, and (iii) whether such Advance is to be funded as a Reference Rate Advance or a or a Eurodollar Rate Advance, provided that unless the notice required under Section 2.4 has been given, all Advances shall be Eurodollar Rate Advances. Unless the Lender determines that any applicable condition specified in Article III has not been satisfied, the Lender will make available to the Borrower at the Lender's principal office in St. Paul, Minnesota in immediately available funds not later than 3:00 PM (St. Paul time) on the requested Advance date the amount of the requested Advance.

                  Section 2.3 The Notes. The Advances on the Revolving Loan shall be evidenced by a single promissory note of the Borrower (the "Revolving Note"), substantially in the form of Exhibit 2.3 (a) hereto, in the amount of the Revolving Commitment Amount originally in effect. The Advances on the Klas Revolving Loan shall be evidenced by a single promissory note of Klas (the "Klas Revolving Note"), substantially in the form of Exhibit 2.3(b) hereto, in the amount of the Klas Revolving Commitment originally in effect. The Term Loan shall be evidenced by a promissory note (the "Term Note"), substantially in the form of Exhibit 2.3 (c) hereto, in an amount equal to the Term Loan Commitment Amount. The Lender shall enter in its ledgers and records the amount of each Advance made and the payments made thereon, and the Lender is authorized by the Borrower to enter on a schedule attached to the Notes a record of such Advances and payments.

                  Section 2.4 Conversions and Continuations. On the terms and subject to the limitations hereof, the Borrower shall have the option at any time and from time to time to convert all of the Advances into Reference Rate Advances on thirty (30) days prior notice to the Lender. Unless otherwise specified by the Borrower or Klas, as applicable, all Advances will be Eurodollar Rate Advances.

                  Section 2.5 Interest Rates, Interest Payments and Default Interest. Interest shall accrue and be payable on the Advances as follows:


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                  2.5 (a) Each Eurodollar Rate Advance shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the sum of (i) the Adjusted Eurodollar Rate for such Interest Period, plus
         (ii) the Applicable Margin.

                  2.5 (b) Each Reference Rate Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of (i) the Reference Rate, plus (ii) the Applicable Margin.

                  2.5 (c) Upon the happening of any Event of Default and during the continuance thereof, each Advance, and after the Advancing Period, the Term Loan, shall, at the option of the Lender, bear interest at the rate otherwise applicable thereto, plus 2.0%.

                  2.5 (d) On or before the end of the Advancing Period, the Borrower shall have the option to fix the rate of interest on the Term Loan from the end of the Advancing Period through the maturity of the Term Loan. The interest rate applicable thereto shall be determined by the Lender and disclosed to the Borrower before the end of the Advancing Period. If the Borrower elects to fix the interest rate, any prepayment of the Term Loan after the end of the Advancing Period shall be subject to the provisions of Section 2.18.

                  2.5 (e) Interest shall be payable on all Advances on the first day of each month commencing April 1, 2000 and on the first day of each month thereafter and on the Revolving Maturity Date for Revolving Loans, the Klas Revolving Maturity Date for the Klas Revolving Loans, and on the first day of each month following the end of the Advancing Period on the Term Loan and on maturity of the Term Loan; provided that interest under clause (c) shall be payable on demand.

                  Section 2.6 Borrowing Base and Mandatory Prepayment. The Borrowing Base shall be equal to the sum of (1) the lesser of (x) 40% of the lower of cost (determined on a first-in, first-out basis) or market value of Eligible Inventory or (y) $200,000, plus (2) 70% of the face value of Eligible Receivables. "Eligible Inventory" and "Eligible Receivables" are defined on
Schedule 1 hereto. The Corporate Borrowers shall deliver borrowing base certificates in the form attached hereto (a "Borrowing Base Certificate") to the Lender (i) dated as of the last day of each month, by the 30th day of the next month and (ii) dated as of the date the Lender requests such a certificate within 10 days of the Lender's request for the certificate. Each such certificate shall state the amount of Eligible Inventory, Eligible Receivables and the Borrowing Base as of the end of the previous month or the date of the Lender's request, as appropriate. Any limitations on Advances or required prepayments relating to the Borrowing Base shall be based on the latest Borrowing Base Certificate the Corporate Borrowers shall have delivered to the Lender. If Total Revolving Outstandings at any time exceed the Borrowing Base, the Borrower shall immediately prepay the Revolving Note by the amount of that excess.

                  Section 2.7 Repayment and Prepayment.


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                  2.7 (a) Repayment of the Revolving Notes. Principal of the
         Revolving Note shall be payable in full on the Revolving Maturity Date and principal of the Klas Revolving Note shall be payable in full on the Klas Revolving Maturity Date.

                  2.7 (b) Repayment of the Term Note. Principal of the Term Note is payable as provided in the Term Note. Terms governing prepayment of the Term Note are set forth therein and in Section 2.18.

                  Section 2.8 Optional Prepayments. The Borrower may prepay Advances, in whole or in part, at any time, without premium or penalty, provided however, that any prepayment of the Term Note after the Advancing Period is subject to Section 2.18 if the Borrower has elected the fixed rate of interest. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in a minimum amount of $10,000. Amounts paid (unless following an acceleration or upon termination of the Commitment in whole) or prepaid on Advances on the Revolving Loan or the Klas Revolving Loan under this Section may be reborrowed upon the terms and subject to the conditions and limitations elsewhere in this Agreement.

                  Section 2.9 Optional Reduction of Revolving Commitment Amounts or Termination of Commitments. The Corporate Borrower or Klas, as appropriate, may, at any time, upon not less than 5 Business Days prior written notice to the Lender, reduce the Revolving Commitment Amount or the Klas Revolving Commitment Amount, with any such reduction in a minimum amount of $100,000; provided, however, the Corporate Borrower may not at any time reduce the Revolving Commitment Amount below the then unpaid principal balance of the Revolving Note and Klas may not at any time reduce the Klas Revolving Commitment Amount below the then unpaid principal balance of the Klas Revolving Note. The Borrower may, at any time, upon not less than 30 Business Days prior written notice to the Lender, terminate the Revolving Commitment in its entirety. Upon termination of the Revolving Commitment pursuant to this Section, the Borrower shall pay to the Lender all unpaid obligations of the Borrower to the Lender hereunder. Klas may, at any time, upon not less than 30 Business Days prior written notice to the Lender, terminate the Klas Revolving Commitment in its entirety. Upon termination of the Klas Revolving Commitment pursuant to this Section, Klas shall pay to the Lender all unpaid obligations of Klas to the Lender hereunder.

                  Section 2.10 Revolving Commitment Fee. The Corporate Borrower shall pay to the Lender fees (the "Revolving Commitment Fees") in an amount determined by applying a rate of 0.25% per annum to the average daily unused Revolving Commitment Amount for the period from the date of this Agreement to the Revolving Maturity Date. Such Revolving Commitment Fees are payable in arrears monthly on the last day of each month and on the Revolving Maturity Date.

                  Section 2.11 Computation. Revolving Commitment Fees and interest on the Notes shall be computed on the basis of actual days elapsed and a year of 360 days.


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                  Section 2.12 Capital Adequacy. In the event that any
Regulatory Change reduces or shall have the effect of reducing the rate of return on the Lender's capital or the capital of its parent corporation (by an amount the Lender deems material) as a consequence of the Commitments and/or the Advances to a level below that which the Lender or its parent corporation could have achieved but for such Regulatory Change (taking into account the Lender's policies and the policies of its parent corporation with respect to capital adequacy), then the Borrower shall, within five days after written notice and demand from the Lender, pay to the Lender additional amounts sufficient to compensate the Lender or its parent corporation for such reduction. Any determination by the Lender under this Section and any certificate as to the amount of such reduction given to the Borrower by the Lender shall be final, conclusive and binding for all purposes, absent error.

                  Section 2.13 Use of Proceeds. The proceeds of the initial Advance on the Revolving Loan shall be used first for working capital. Any remaining balance of the initial Advance on the Revolving Loan and the proceeds of any subsequent Advance thereon shall be used for the Corporate Borrower's general business purposes in a manner not in conflict with any of the Borrower's covenants in this Agreement. The proceeds of the Term Loan shall be used for the purchase of tooling and equipment. The proceeds of the Klas Revolving Loan shall be used to refinance prior existing indebtedness of Klas and WTC Industries, Inc. to the Lender, which indebtedness, as between the Lender and Klas, is, as of the effective date of this Agreement, the sole responsibility of Klas.

                  Section 2.14 Interest Rate Not Ascertainable, Etc. If, on or prior to the date for determining the adjusted Eurodollar Rate for any Eurodollar Rate Advance, the Lender determines (which determination shall be conclusive and binding, absent error) that:

                  (a) deposits in dollars (in the applicable amount) are not being made available to the Lender in the relevant market, or

                  (b) the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lender of funding or maintaining Eurodollar Rate Advances,

the Lender shall forthwith give notice to the Borrower of such determination, whereupon the obligation of the Lender to make or continue, or to convert any Advances to, Eurodollar Rate Advances, as the case may be, shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by the Lender shall be made as Reference Rate Advances and all existing Eurodollar Rate Advances shall be converted to Reference Rate Advances.

                  Section 2.15 Increased Cost. If any Regulatory Change:

                  (a) shall subject the Lender to any tax, duty or other charge with respect to its Eurodollar Rate Advances, the Notes, its obligation to make Eurodollar Rate Advances or shall


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         change the basis of taxation of payment to the Lender of the principal of or interest on Eurodollar Rate Advances or any other amounts due under this Agreement in respect of Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of the Lender imposed by the jurisdiction in which the Lender's principal office is located); or

                  (b) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any Eurodollar Rate Advance any such requirement to the extent included in calculating the applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, the Lender or shall impose on the Lender or on the interbank Eurodollar market any other condition affecting its Eurodollar Rate Advances, the Notes or its obligation to make Eurodollar Rate Advances;

and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining any Eurodollar Rate Advance, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under the Notes, then, within 30 days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction. The Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section. A certificate of the Lender claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

                  Section 2.16 Illegality. If any Regulatory Change shall make it unlawful or impossible for the Lender to make, maintain or fund any Eurodollar Rate Advances, the Lender shall notify the Borrower, whereupon the obligation of the Lender to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist. If the Lender determines that it may not lawfully continue to maintain any Eurodollar Rate Advances all of the affected Advances shall be automatically converted to Reference Rate Advances as of the date of the Lender's notice, and upon such conversion the Borrower shall indemnify the Lender.

                  Section 2.17. Discretion of Lender as to Manner of Funding. The Lender shall be entitled to fund and maintain its funding of Eurodollar Rate Advances in any manner it may elect.

                  Section 2.18 Prepayment Premium on Term Note. The Borrower acknowledges and agrees as follows: (i) it has no right to prepay the principal of the Term Note if the Borrower elects the fixed rate of interest without the Lender's consent, which the Lender will grant only on the terms and subject to the conditions hereinafter provided; (ii) the Lender will be harmed by reason of any


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prepayment of the principal of the Term Note at a time when interest rates have declined below the levels prevailing at the time the fixed interest rate was established, because any reinvestment of the prepaid funds at the lower rates prevailing at the time of prepayment will produce a lower return to the Lender;
(iii) there is no readily available index of rates payable on loans such as that from the Lender to the Borrower under the Term Note, nor any assurance that the Lender could replace the loan with a similar loan; and (iv) changes in the yields on U.S. government securities provide a reasonable approximation for changes in interest rates generally.

To induce the Lender to agree to accept voluntary prepayment, to the extent permitted by applicable law, the Borrower agrees to pay the Lender a prepayment indemnity as described herein upon any prepayment, whether voluntary, mandatory or upon acceleration of the principal of the Term Note at any time the Term Note bears interest at a fixed rate, and agrees to all of the other terms of prepayment herein.

As used herein, the following terms have the meanings assigned to them:

         "Average Initial Maturity Period" means, as of any Base Date, the weighted average time computed by multiplying the dollar amount of each installment or payment of principal payable on Term Note at any time following such Base Date by the number of days from such Base Date until the scheduled maturity of that installment or payment, adding together the resulting products and dividing the resulting sum by the total principal balance of Term Note as of such Base Date.

         "Average Remaining Maturity Period" means, as of any prepayment date, the weighted average time period computed by multiplying the dollar amount of each installment or payment of principal prepaid by the number of days from such prepayment date until the scheduled maturity of that installment, adding together the resulting products and dividing the resulting sum by the total dollar amount of the principal being prepaid.

         "Base Date" means the date on which the interest rate on the Term Note, as in effect on the date of prepayment, was established.

         "Government Yield" means the annual yield (converted as necessary to the equivalent semi- annual compound rate) on a U.S. Treasury security having a maturity date closest to the date computed by adding (i) for the Government Yield as of the Base Date, the Average Initial Maturity Period to the Base Date, or (ii) for the Government Yield as of the prepayment date, the Average Remaining Maturity Period to the date of prepayment, as published in THE WALL STREET JOURNAL (or, if not so published, as determined by the Lender based on quotations by secondary market dealers selected by the Lender). "U.S. Treasury securities" means actively traded U.S. Treasury bonds, bills and notes. If more than one issue of U.S. Treasury securities is scheduled to mature at or about the time of such computed date, then to the extent possible the U.S. Treasury security trading closest to its par value will be chosen as the basis of the Government Yield.

         "Interest Differential" means the Government Yield as of the Base Date minus the Government Yield as of the prepayment date.

Any voluntary prepayment under the Term Note at a time when it bears interest at a fixed rate shall be either in the full amount of the outstanding loans under the Term Note or, if a partial prepayment, in the amount of $10,000 or an integral multiple thereof, and partial prepayments shall be applied to installments or payments due under the Term Note in the inverse order of their maturities. If, at the time of any prepayment (whether voluntary, mandatory or upon acceleration of the principal of the Term Note), the Interest Differential shall exceed zero, such prepayment shall be accompanied, to the extent permitted by applicable law, by payment of a prepayment indemnity. The amount of the prepayment indemnity shall equal the present value (determined by the Lender using the Government Yield as of the date of prepayment as the discount factor) on the prepayment date of a stream of equal monthly payments in number equal to the number of whole months (using a thirty-day month) in the Average Maturity Period. The amount of each such monthly payment shall equal the quotient obtained by dividing (a) the product of the amount prepaid, times the Interest Differential, times a fraction, the numerator of which is the number of days in the Average Remaining Maturity Period and the denominator of which is 360, by
(b) the number of whole months (using a thirty-day month) in the Average Remaining Maturity Period.

                  Section 2.19 Structuring Fee. On the Closing Date, Borrower WTC Industries, Inc. shall grant to the Lender, pursuant to the Warrant Agreement, warrants for 15,000 shares of such Borrower's common stock with a strike price of $5.00 per share and an exercise period of four years.

                  Section 2.20 Letters of Credit. Upon the terms and subject to the conditions of this Agreement, the Lender agrees to issue Letters of Credit for the account of a Corporate Borrower from time to time between the Closing Date and the Revolving Maturity Date in such amounts as a Corporate Borrower shall request up to an aggregate amount at any time outstanding not exceeding the Revolving Commitment Amount; provided that no Letter of Credit will be issued in any amount which, after giving effect to such issuance, would cause Total Revolving Outstandings to exceed the lesser of the Revolving Commitment Amount or the Borrowing Base.

                  Section 2.21 Procedures for Letters of Credit. Each request for a Letter of Credit shall be made by a Corporate Borrower in writing, by telex, facsimile transmission or electronic conveyance received by the Lender by 2:00 p.m., Minneapolis time, on a Business Day which is not less than one Business Day preceding the requested date of issuance (which shall also be a Business Day). Each request for a Letter of Credit shall be deemed a representation by the Borrower that on the date of issuance of such Letter of Credit and after giving effect thereto the applicable conditions specified in
Article III have been and will be satisfied. The Lender may require that such request be made on such letter of credit application and reimbursement agreement form as the Lender may from time to time specify, along with satisfactory evidence of the authority and incumbency of the officials of the Borrower making such request.

                  Section 2.22 Terms of Letters of Credit. Letters of Credit shall be issued in support of obligations of a Corporate Borrower. All Letters of Credit must expire not later than the Business Day preceding the Revolving Commitment Maturity Date. No Letter of Credit may have a term longer than 12 months.

                  Section 2.23 Agreement to Repay Letter of Credit Drawings. If the Lender has received documents purporting to draw under a Letter of Credit that the Lender believes conform to the requirements of the Letter of Credit, or if the Lender has decided that it will comply with the Borrower's written or oral request or authorization to pay a drawing on any Letter of Credit that the Lender does not believe conforms to the requirements of the Letter of Credit, it will notify the Borrower of that fact. The Borrower shall reimburse the Lender by 9:30 a.m. (Minneapolis time) on the day on which such drawing is to be paid in immediately available funds in an amount equal to the amount of such drawing. Any amount by which the Borrower have failed to reimburse the Lender for the full amount of such drawing by 10:00 a.m. on the date on which the Lender in its notice indicated that it would pay such drawing, until reimbursed from the proceeds of Loans pursuant to Section 2.25 is an "Unpaid Drawing."

                  Section 2.24 Obligations Absolute. The obligation of the Borrower under Section 2.23 to repay the Bank for any amount drawn on any Letter of Credit and to repay the Bank for any Revolving Loans made under Section 2.25 to cover Unpaid Drawings shall be absolute, unconditional and irrevocable, shall continue for so long as any Letter of Credit is outstanding notwithstanding any termination of this Agreement, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

                  (a) Any lack of validity or enforceability of any Letter of Credit;

                  (b) The existence of any claim, setoff, defense or other right which a Borrower may have or claim at any time against any beneficiary, transferee or holder of any Letter of Credit (or any Person for whom any such beneficiary, transferee or holder may be acting), the Lender or any other Person, whether in connection with a Letter of Credit, this Agreement, the transactions contemplated hereby, or any unrelated transaction; or

                  (c) Any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever.

Neither the Lender nor its officers, directors or employees shall be liable or responsible for, and the obligations of the Borrower to the Lender shall not be impaired by:

                  (i) The use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary, transferee or holder thereof in connection therewith;

                  (ii) The validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents or endorsements should, in fact, prove to be in any or all respects invalid, insufficient, fraudulent or forged;

                  (iii) The acceptance by the Lender of documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; or

                  (iv) Any other action of the Lender in making or failing to make payment under any Letter of Credit if in good faith and in conformity with U.S. or foreign laws, regulations or customs applicable thereto.

Notwithstanding the foregoing, the Borrower shall have a claim against the Lender, and the Lender shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by a Borrower which the Borrower proves were caused by the Lender's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms thereof.

                  Section 2.25 Loans to Cover Unpaid Drawings. Whenever any Unpaid Drawing exists, the Lender is authorized (and each Borrower here so authorize the Lender) to, and shall, make a Revolving Loan (as a Eurodollar Rate Advance) to the Borrower in an amount equal to the amount of the Unpaid Drawing. The Lender shall apply the proceeds of such Revolving Loan directly to reimburse itself for such Unpaid Drawing. If at the time the Lender makes a Revolving Loan pursuant to the provisions of this Section, the applicable conditions precedent specified in Article III shall not have been satisfied, the Borrower shall pay to the Lender interest on the funds so advanced at a floating rate per annum equal to the sum of the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Advances plus two percent (2.00%).

                  Section 2.26 Letter of Credit Fees. For each Letter of Credit issued, the Borrower shall pay to the Lender, in advance payable on the date of issuance, a fee (a "Letter of Credit Fee") in an amount determined by applying a per annum rate of two percent (2.0%) to the original face amount of the Letter of Credit for the period from the date of issuance to the scheduled expiration date of such Letter of Credit, and for any renewal thereof, if any. In addition to the Letter of Credit Fee, the Borrower shall pay to the Lender, on demand, all issuance, amendment, drawing and other fees regularly charged by the Lender to its letter of credit customers and all out-of-pocket expenses incurred by the Lender in connection with the issuance, amendment, administration or payment of any Letter of Credit.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

                  Section 3.1 Conditions of Initial Revolving Advance and Term Loan. The obligation of the Lender to make the initial Advance on the Revolving Loan, the initial Advance on the Klas Revolving Loan and the Term Loan hereunder shall be subject to the prior or simultaneous fulfillment of each of the following conditions:

                  3.1 (a) Documents. The Lender shall have received the following:

                           (i) The Notes executed by a duly authorized officer
                  (or officers) of the Borrower and Klas, and dated the Closing Date.

                           (ii) A copy of the corporate resolutions of each
                  Corporate Borrower authorizing the execution, delivery and performance of this Agreement and the Notes and containing an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of such Borrower authorized to execute this Agreement and the Notes, certified as of the Closing Date by the Secretary or an Assistant Secretary of each Corporate Borrower.

                           (iii) A copy of the Certificate of Incorporation of
                  each Corporate Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 30 days prior to the Closing Date.

                           (iv) A certificate of good standing for each
                  Corporate Borrower in the jurisdiction of its incorporation and in Minnesota, certified by the appropriate governmental officials as of a date not more than 30 days prior to the Closing Date.

                           (v) A copy of the bylaws of each Corporate Borrower,
                  certified as of the Closing Date by the Secretary or an Assistant Secretary of such Borrower.

                           (vi) The opinion of counsel to the Borrowers covering
                  such matters as the Lender may request.

                           (vii) A Security Agreement in form and substance
                  satisfactory to the Lender and duly executed by each Corporate Borrower.

                           (viii) The initial Borrowing Base Certificate
                  required under Section 2.6.

                           (ix) The Warrant Agreement duly executed by Borrower
                  WTC Industries, Inc.

                           (x) A subordination agreement in form and substance
                  satisfactory to the Lender duly executed by Borrower WTC Industries, Inc. and Klas.

                  3.1 (b) Other Matters. All organizational and legal proceedings relating to the Borrower and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Lender and its counsel, and the Lender shall have received all information and copies of all documents, including records of corporate proceedings, which it may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper Borrower or governmental authorities.

                  3.1 (c) Fees and Expenses. The Lender shall have received all fees and other amounts due and payable by the Borrower on or prior to the Closing Date, including the reasonable fees and expenses of counsel to the Lender payable pursuant to Section 8.2.

                  3.1 (d) Perfection. The Security Agreement (or financing statements with respect thereto) shall have been appropriately filed to the satisfaction of the Lender and the priority and perfection of the Lien created thereby shall have been established to the satisfaction of the Lender.

                  Section 3.2 Conditions Precedent to all Advances. The Lender shall not have any obligation to make any Advances (including Advances after the initial Advance) hereunder unless all representations and warranties of the Borrower made in this Agreement remain true and correct and no Default or Event of Default exists.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Each Borrower represents and warrants to the Lender:

                  Section 4.1 Organization, Standing, Etc. Each Corporate Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Notes issued by it and to perform its obligations hereunder and thereunder. This Agreement and the Notes have been duly authorized by all necessary corporate action and when executed and delivered will be the legal and binding obligations of the Borrower. The execution and delivery of this Agreement and the Notes will not violate any Corporate Borrower's Articles of Incorporation or bylaws or any law applicable to such Corporate

Borrower. No governmental consent or exemption is required in connection with any Borrower's execution and delivery of this Agreement and the Notes.

                  Section 4.2 Financial Statements and No Material Adverse Change. The Corporate Borrower's audited financial statements for WTC Industries, Inc. as at December 31, 1998 and its unaudited financial statements for WTC Industries, Inc. as at December 31, 1999, as heretofore furnished to the Lender, have been prepared in accordance with GAAP. Neither Corporate Borrower has any material obligation or liability not disclosed in such financial statements, and there has been no material adverse change in the condition of either Corporate Borrower since the dates of such financial statements.

                  Section 4.3 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower which, if determined adversely to such Borrower, would have, a material adverse effect on the condition of any Borrower. No Borrower is in violation of any law or regulation (including environmental laws and regulations and laws relating to employee benefit plans) where such violation could reasonably be expected to impose a material liability on any Borrower.

                  Section 4.4 Taxes. Each Borrower has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Borrower).

                  Section 4.5 Subsidiaries. WTC Industries, Inc. has no Subsidiaries other than PentaPure Incorporated. PentaPure Incorporated has no Subsidiaries.

                  Section 4.6 Year 2000 Each Corporate Borrower has reviewed and assessed its business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by such Corporate Borrower may have been or may be unable to properly perform date-sensitive functions before, during and after January 1,
2000). Each Corporate Borrower represents and warrants that the year 2000 problem has not resulted in and will not result in a material adverse change in such Corporate Borrower's business condition (financial or otherwise), operations, properties or prospects or ability to repay the Lender. Each Corporate Borrower agrees that this representation and warranty will be true and correct on and shall be deemed made by each Corporate Borrower on each date a Corporate Borrower requests any Advance under this Agreement or the Notes or delivers any information to the Lender. Each Corporate Borrower will promptly deliver to the Lender such information relating to this representation and warranty as the Lender requests from time to time.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Until the Revolving Commitment shall have expired or been terminated and the Notes evidencing the Revolving Loan and the Term Loan and all of the Corporate Borrower's other obligations to the Lender under this Agreement shall have been paid in full, and, in addition, with respect to Section 5.11, until all obligations of Klas under this Agreement shall have been paid in full, unless the Lender shall otherwise consent in writing:

                  Section 5.1 Financial Statements and Reports. The Borrower will furnish to the Lender:

                  5.1 (a) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, audited consolidated financial statements of the Corporate Borrowers consisting of at least statements of income, cash flow and changes in stockholders' equity, and a balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified, subject only to a qualification regarding ongoing concern, by independent certified public accountants selected by the Borrower and acceptable to the Lender.

                  5.1 (b) As soon as available and in any event within 45 days after the end of each fiscal quarter, unaudited consolidated financial statements for the Corporate Borrowers for such quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, substantially similar to the annual audited statements.

                  5.1 (c) As soon as practicable and in any event within 30 days after the end of each fiscal quarter, a statement signed by the chief financial officer of the Corporate Borrowers stating that as at the end of such fiscal quarter there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

                  5.1 (d) Immediately upon any officer of a Corporate Borrower or Klas becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

                  5.1(e) As soon as practicable and in any event within 30 days after the end of each month an accounts receivable aging for the Corporate Borrowers.

                  5.1(f) From time to time, such other information regarding the business, operation and financial condition of the Borrower as the Lender may reasonably request.

                  5.1(g) The updated personal financial statement of Klas as of December 31 of each year no later than April 30 of each year, and, promptly upon filing, a copy of the federal tax return of Klas for each year.

                  Section 5.2 Corporate Existence. Each Corporate Borrower will maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude such Borrower from enforcing its rights with respect to any material asset or would expose such Borrower to any material liability.

                  Section 5.3 Insurance. Each Corporate Borrower will maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

                  Section 5.4 Payment of Taxes and Claims. Each Borrower will file all tax returns and reports which are required by law to be filed by it and will pay before they become delinquent, all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including those of suppliers, mechanics, carriers, warehousemen, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property.

                  Section 5.5 Inspection. Each Borrower will permit any Person designated by the Lender to visit and inspect any of the properties, books and financial records of such Borrower, to examine and to make copies of the books of accounts and other financial records of such Borrower, and to discuss the affairs, finances and accounts of such Borrower with its officers at such reasonable times and intervals as the Lender may designate. Each Corporate Borrower shall also allow the Lender and its agents to conduct periodic collateral audits of such Borrower's accounts and inventory at such intervals as the Lender may choose, and the Borrower shall pay the Lender's costs of such audits.

                  Section 5.6 Maintenance of Properties. Each Corporate Borrower will maintain its properties in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  Section 5.7 Books and Records. Each Corporate Borrower will keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

                  Section 5.8 Compliance. Each Borrower will comply in all material respects with all laws, rules and regulations to which it may be subject.

                  Section 5.9 Notice of Litigation. Each Borrower will give prompt written notice to the Lender of the commencement of any action, suit or proceeding affecting such Borrower.

                  Section 5.10 Plans. Each Corporate Borrower will maintain any employee benefit plans in compliance with all material requirements of applicable laws and regulations.

                  Section 5.11 Liquid Assets. Klas will maintain unencumbered liquid assets (cash, cash equivalents and marketable securities) of no less than $3,000,000 in market value at all times.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Until the Revolving Commitment shall have expired or been terminated and the Notes evidencing the Revolving Loan and the Term Loan and all of each Corporate Borrower's other obligations to the Lender under this Agreement shall have been paid in full, unless the Lender shall otherwise consent in writing:

                  Section 6.1 Merger. Each Corporate Borrower will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or permit any Subsidiary to do any of the foregoing; provided, however, any Subsidiary may be merged with or liquidated into a Borrower or any wholly-owned Subsidiary (if the Borrower or such wholly-owned Subsidiary is the surviving corporation)

                  Section 6.2 Sale of Assets. Each Corporate Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise convey all or any substantial part of its assets except for sales and leases of inventory in the ordinary course of business.

                  Section 6.3 Investments. Each Corporate Borrower will not, and will not permit any Subsidiary to, make any loans, advances or extensions of credit to any other Person (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) or purchase or acquire any stock or other debt or equity securities of or any interest in any other Person or any integral part of any business or the assets comprising such business or part thereof, except for:

                  6.3 (a) Investments in readily marketable direct obligations issued or unconditionally guaranteed by the United States government or any agency thereof and supported by the full faith and credit of the United States.

                  6.3 (b) Certificates of deposit or bankers' acceptances issued by any commercial Bank organized under the laws of the United States or any State thereof which has (i) combined capital and surplus of at least $100,000,000, and (ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Lender.

                  6.3 (c) Commercial paper given the highest rating by a nationally recognized rating service.

                  6.3 (d) Repurchase agreements relating to securities of the kind described in subsection (a) of this Section.

                  6.3 (e) Other readily marketable investments in debt securities which are reasonably acceptable to the Lender.

                  6.3 (f) Travel advances to officers and employees in the ordinary course of business.

Any investments under clauses (a), (b), (c) or (d) above must mature within one year of the acquisition thereof by the Borrower.

                  Section 6.4 Indebtedness. Each Corporate Borrower will not, and will not permit any Subsidiary to, borrow any money or issue any bonds, debentures or other debt securities or otherwise become obligated on any interest-bearing indebtedness except for the Term Loan and Advances on the Revolving Loan under this Agreement, and except for unsecured indebtedness to Klas and The Tapemark Company.

                  Section 6.5 Liens. Each Corporate Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien, or enter into any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements except:

                  6.5 (a) Liens granted to the Lender.

                  6.5 (b) Liens existing on the date of this Agreement and disclosed on Exhibit 6.5 hereto.

                  6.5 (c) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations arising in the ordinary course of business of the Borrower.

                  6.5 (d) Liens for taxes, fees, assessments and governmental charges not delinquent.

                  6.5 (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due.

                  6.5 (f) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

                  6.5 (g) Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower.

                  Section 6.6 Contingent Obligations. Each Corporate Borrower will not, and will not permit any Subsidiary to, guarantee or otherwise become liable on the indebtedness of any other Person.

                  Section 6.7 Debt Service Coverage Ratio. The Corporate Borrower will not permit the Debt Service Coverage Ratio, as of the last day of any fiscal year for the four consecutive fiscal quarters ending on that date, to be less than 1.15 to 1.

                  Section 6.8 Net Loss. The Corporate Borrowers will not incur a year to date net loss on a combined basis greater than $300,000 at any time.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

                  Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

                  7.1 (a) A Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on the Notes or any other obligations of a Borrower, or any of them, to the Lender pursuant to this Agreement.

                  7.1 (b) Any representation or warranty made by or on behalf of any Borrower in this Agreement or by or on behalf of any Borrower in any certificate, statement, report or document herewith or hereafter furnished to the Lender pursuant to this Agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

                  7.1 (c) The Borrower shall fail to comply with Sections 5.2, 5.3, 6.1, 6.2, 6.7 or 6.8.

                  7.1 (d) The Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 7.1) and such failure to comply shall continue for 20 calendar days after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Lender, (ii) the date the Borrower should have given notice of such failure to the Lender pursuant to Section 5.1, or (iii) the date the Lender gives notice of such failure to the Borrower.

                  7.1 (e) Any Borrower or any Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of a Borrower or such Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for a Borrower or such Subsidiary or for a substantial part of the property thereof and shall not be discharged within 60 days, or a Borrower shall make an assignment for the benefit of creditors.

                  7.1 (f) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against a Borrower or any Subsidiary and, if instituted against a Borrower or any Subsidiary, shall have been consented to or acquiesced in by a Borrower or such Subsidiary or shall remain undismissed for 60 days, or an order for relief shall have been entered against a Borrower or such Subsidiary.

                  7.1 (g) Any dissolution or liquidation proceeding shall be instituted by or against a Borrower or any Subsidiary and, if instituted against a Borrower or such Subsidiary, shall be consented to or acquiesced in by a Borrower or such Subsidiary or shall remain for 60 days undismissed.

                  7.1 (h) A judgment or judgments for the payment of money in excess of the sum of $50,000 in the aggregate shall be rendered against a Borrower or any Subsidiary and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 60 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

                  7.1 (i) The maturity of any material indebtedness for borrowed money or capitalized lease obligations of a Borrower or any Subsidiary (other than indebtedness under this Agreement) shall be accelerated, or a Borrower or any Subsidiary shall fail to pay any such material indebtedness when due (after the lapse of any applicable grace period) or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such indebtedness to cause, such material indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, indebtedness of the Borrower shall be deemed "material" if it exceeds $50,000 as to any item of indebtedness or in the aggregate for all items of indebtedness with respect to which any of the events described in this Section has occurred.

                  7.1 (j) Any execution or attachment shall be issued whereby any substantial part of the property of a Borrower or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 60 days after the issuance thereof.

                  7.1 (k) Any default not otherwise described above shall occur under any other Loan Document and remain unremedied for 30 calendar days.

                  Section 7.2 Remedies. If (a) any Event of Default described in Sections 7.1 (e), (f) or (g) shall occur with respect to a Borrower, the Revolving Commitment, the Klas Revolving Commitment and the Advancing Period shall automatically terminate and the Notes and all other obligations of the Borrower to the Lender under this Agreement shall automatically become immediately due and payable, or (b) any other Event of Default shall occur and be continuing, then the Lender may (i) declare the Revolving Commitment and the Klas Revolving Commitment and the Advancing Period terminated, whereupon the Commitments shall terminate, and (ii) declare the Notes and all other obligations of the Borrower to the Lender under this Agreement to be forthwith due and payable, whereupon the same shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding. Upon the occurrence of any of the events described in clauses (a) or (b) of the preceding sentence the Lender may exercise all rights and remedies under this Agreement, the Notes and any related agreements and under any applicable law.

                  Section 7.3 Offset. In addition to the remedies set forth in
Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, each Borrower hereby irrevocably authorizes the Lender to set off all sums owing by a Borrower to the Lender against all deposits and credits of any Borrower with, and any and all claims of any Borrower against, the Lender.

                  Section 7.4 Release of Security Interest. Upon payment in full of the obligations of the Corporate Borrower under the Notes evidencing the Revolving Loan and the Term Loan, the Lender shall release its security interest in the property of each Corporate Borrower.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 Modifications. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided that no amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such amendment, modifications, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  Section 8.2 Costs and Expenses. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses paid or incurred by the Lender (including filing and recording costs and fees and expenses of Dorsey & Whitney LLP, counsel to the Lender) in connection with the negotiation, preparation, approval, review, execution, delivery, amendment, modification, interpretation, collection and enforcement of this Agreement and the Notes. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

                  Section 8.3 Waivers, etc. No failure on the part of the Lender or the holder of either Note to exercise and no delay in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies of the Lender hereunder are cumulative and not exclusive of any right or remedy the Lender otherwise has.

                  Section 8.4 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Lender under Article II hereof shall be deemed to have been given only when received by the Lender.

                  Section 8.5 Successors and Assigns; Disposition of Loans. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or delegate its obligations hereunder without the prior written consent of the Lender. The Lender may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Revolving Commitment and the Term Loan and/or Advances to banks or other financial institutions. The Lender may disclose any information regarding the Borrower in the Lender's possession to any prospective buyer or participant.

                  SECTION 8.6 GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT

GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO
NATIONAL BANKS.

                  SECTION 8.7 CONSENT TO JURISDICTION. AT THE OPTION OF THE LENDER, THIS AGREEMENT AND THE NOTES MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN OR RAMSEY COUNTY; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

                  SECTION 8.8 WAIVER OF JURY TRIAL. EACH BORROWER AND THE LENDER IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES AND ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  Section 8.9 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

                  Section 8.10 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. The Klas Revolving Note is issued in substitution and extension of a revolving note from Klas and WTC Ecomaster Corporation to the Lender in the original amount of $500,000 dated as of June 24, 1996, as to which the current outstanding principal balance is $750,000 (as amended and previously extended, the "Prior Note"). All amounts outstanding under the Prior Note on the date hereof shall be deemed outstanding under the Klas Revolving Note and shall bear interest and be repaid in accordance therewith.

                  Section 8.11 Waiver of Suretyship Defenses. The obligations of each Borrower hereunder are absolute, unconditional, complete and continuing and shall not be released in whole or in part by any action or thing which might, but for this provision, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the obligations hereunder. No notice of such obligations or of any renewal or extension thereof need be given to a Borrower and none of the foregoing acts shall release any Borrower from liability hereunder. Each Borrower hereby expressly waives (a) demand of payment, presentment, protest, notice of dishonor, nonpayment or nonperformance on any and all forms of such obligations; (b) notice of acceptance of this Agreement and any Note hereunder, and any notice of any liability to which it may apply; (c) all other notices and demands of any kind and description relating to such obligations now or hereafter provided for by any agreement, statute, law, rule or regulation. No Borrower shall be exonerated with respect to its liabilities hereunder by any act or thing except irrevocable payment and performance of such obligations. The liabilities of each Borrower hereunder shall not be affected or impaired by any failure, delay, neglect or omission on the part of the Lender to realize upon any of the obligations hereunder of any Borrower to the Lender. No act or omission of the Lender, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of a Borrower, shall affect or impair the obligations of any other Borrower hereunder. Each Borrower hereby waives any and all right to cause a marshaling of the assets of any Borrower or any other action by any court or other governmental body with respect thereto and further waives any and all requirements that the Lender institute any action or proceeding at law or in equity, or obtain any judgment, against any other Borrower or any other Person as a condition precedent to making demand on or bringing any action or obtaining and/or enforcing a judgment against, any Borrower hereunder.

                  Section 8.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        WTC INDUSTRIES, INC.

                                        By  /s/ Greg Jensen
                                           -------------------------------------
                                        Print Name  Greg Jensen
                                                   -----------------------------
                                        Title  Chief Financial Officer
                                              ----------------------------------
Borrower's Address:
150 Marie Ave. E.
West St. Paul, Minnesota 55118

                                        PENTAPURE INCORPORATED

                                        By  /s/ Greg Jensen
                                           -------------------------------------
                                        Print Name  Greg Jensen
                                                   -----------------------------
                                        Title  Chief Financial Officer
                                              ----------------------------------
Borrower's Address:
150 Marie Ave. E.
West St. Paul, Minnesota 55118

                                        /s/ Robert C. Klas
                                        ----------------------------------------
                                        Robert C. Klas
                                        ----------------------------------------


                                        U.S. BANK NATIONAL ASSOCIATION

                                        By  /s/ Jerry Welle
                                           -------------------------------------
                                        Print Name  Jerry Welle
                                                   -----------------------------
                                        Title  Vice President
                                              ----------------------------------
Lender's Address:
U.S. Bank National Association
332 Minnesota Street
St. Paul, Minnesota 55101
Fax (651) 244-5590

                                                              EXHIBIT 2.3 (a) TO
                                                                CREDIT AGREEMENT

                                 REVOLVING NOTE


$700,000                                                          March 29, 2000
                                                             St. Paul, Minnesota

                  FOR VALUE RECEIVED, WTC INDUSTRIES, INC., a Delaware corporation PENTAPURE INCORPORATED, a Minnesota corporation, and Robert C. Klas, Sr. hereby jointly and severally promise to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Lender") at its office in St. Paul, Minnesota, in lawful money of the United States of America in immediately available funds on the Revolving Maturity Date (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) the principal amount of SEVEN HUNDRED THOUSAND DOLLARS AND NO CENTS ($700,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.

                  This note is the Revolving Note referred to in the Credit Agreement dated as of March 29, 2000 (as the same may be hereafter from time to time amended, restated or modified, the "Credit Agreement") between the undersigned and the Lender. This note is secured, it is subject to certain permissive and mandatory prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

                  In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

                  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

                                        WTC INDUSTRIES, INC.

                                        By  /s/ Greg Jensen
                                           -------------------------------------
                                        Title  Chief Financial Officer
                                              ----------------------------------

                                        PENATPURE INCORPORATED

                                        By  /s/ Greg Jensen
                                           -------------------------------------
                                        Title  Chief Financial Officer
                                              ----------------------------------

                                        /s/ Robert C. Klas, Sr.
                                        ----------------------------------------
                                        Robert C. Klas, Sr.

                                                               EXHIBIT 2.3(b) TO
                                                                CREDIT AGREEMENT

                               KLAS REVOLVING NOTE


$750,000                                                          March 29, 2000
                                                             St. Paul, Minnesota

                  FOR VALUE RECEIVED, Robert C. Klas, Sr. hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Lender") at its office in St. Paul, Minnesota, in lawful money of the United States of America in immediately available funds on the Klas Revolving Maturity Date (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) the principal amount of SEVEN HUNDRED FIFTY THOUSAND DOLLARS AND NO CENTS ($750,000) or, if less, the aggregate unpaid principal amount of all Klas Revolving Advances made by the Lender under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.

                  This note is the Klas Revolving Note referred to in the Credit Agreement dated as of March 29, 2000 (as the same may be hereafter from time to time amended, restated or modified, the "Credit Agreement") between the undersigned and related entities and the Lender. This note is subject to certain permissive and mandatory prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

                  In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

                  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

                                          /s/ Robert C. Klas, Sr.
                                          ----------------------------
                                          Robert C. Klas, Sr.

                                                              EXHIBIT 2.3 (c) TO
                                                                CREDIT AGREEMENT

                                   TERM NOTE


$750,000                                                          March 29, 2000
                                                             St. Paul, Minnesota

                  FOR VALUE RECEIVED, WTC INDUSTRIES, INC., a Delaware corporation, PENTAPURE INCORPORATED, a Minnesota corporation, and Robert C. Klas, Sr. hereby jointly and severally promise to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Lender") at its office in St. Paul, Minnesota, in lawful money of the United States of America in immediately available funds, the principal amount of SEVEN HUNDRED FIFTY THOUSAND DOLLAR AND NO CENTS ($750,000) or if less, the full amount of Advances made under the Term Loan (as such term and each capitalized term used herein are defined in the Credit Agreement hereinafter defined) during the Advancing Period, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rate set forth in the Credit Agreement. The Borrower may elect to fix the interest rate on this Note as described in the Credit Agreement. If the Borrower elects to fix the interest rate, a prepayment premium may apply as described in the Credit Agreement if the Borrower elects to prepay the principal.

                  Interest shall be payable on the first day of each month following the end of the Advancing Period. Commencing April 1, 2001, principal and interest shall be paid in equal installments of $34,000 commencing and continuing on the first day of each month through May 1, 2002, with one final installment equal to the entire remaining unpaid principal balance and all accrued and unpaid interest on May 31, 2002.

                  This note is the Term Note referred to in the Credit Agreement dated as of March 29, 2000 (as the same may hereafter be from time to time amended, restated or otherwise modified, the "Credit Agreement") between the undersigned and the Lender. This note is secured and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

                  In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

                  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

                                        WTC INDUSTRIES, INC.

                                        By  /s/ Greg Jensen
                                           -------------------------------------
                                        Title  Chief Financial Officer
                                              ----------------------------------


                                        PENATPURE INCORPORATED

                                        By  /s/ Greg Jensen
                                           -------------------------------------
                                        Title  Chief Financial Officer
                                              ----------------------------------

                                        /s/ Robert C. Klas, Sr.
                                        ----------------------------------------
                                        Robert C. Klas, Sr.

                             SUBORDINATION AGREEMENT

                  THIS SUBORDINATION AGREEMENT, dated as of March 29, 2000, is made and given by ROBERT C. KLAS, SR., an individual residing in Minnesota, (the "Junior Creditor") in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Senior Creditor").

                                    RECITALS:

                  A. WTC Industries, Inc., a Delaware corporation (the "Borrower"), is or may become indebted to the Junior Creditor by reason of loans or other extensions of credit made or to be made by the Junior Creditor to the Borrower.

                  B. The Borrower is now, or may hereafter be, indebted to the Senior Creditor as a result of the advance of monies and other extensions of credit by the Senior Creditor to the Borrower under agreements or arrangements for the extension of financial accommodations now, heretofore or hereafter in effect.

                  C. The Junior Creditor acknowledges that the loan or advance of monies or other extensions of any financial accommodation or credit to the Borrower by the Senior Creditor is of value to the Junior Creditor.

                  NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by the Junior Creditor, and in order to induce the Senior Creditor to make loans or extend credit or any other financial accommodation to or for the benefit of the Borrower, or to grant such renewals or extension thereof as the Senior Creditor may deem advisable, and to better secure the Senior Creditor in respect of the foregoing, the Junior Creditor hereby agrees as follows:

                  Section 1. Definitions, Rules of Constructions.


                  1(a) For purpose of this Agreement, the following terms shall have the following meanings:

                  "Bankruptcy Code" shall mean 11 U.S.C.ss.101 et seq., as amended from time to time.

                  "Borrower" shall mean WTC Industries, Inc. and any successor (including a debtor-in- possession under the Bankruptcy Code), assignee, receiver, trustee or estate thereof.

                  "Default" shall mean any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

                  "Event of Default" shall mean (i) any failure of the Borrower to pay when due (whether at the date scheduled therefor or earlier upon acceleration) or when demanded (with respect to any obligation payable on demand) any item constituting Senior Debt,
         (ii) the occurrence of any other event constituting a default under the terms of any of the Senior Debt, or (iii) any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing any item of Senior Debt to become due prior to its stated maturity or to realize upon any collateral given as security therefor.

                  "Junior Creditor" shall mean Robert C. Klas, Sr. and any successor thereto (including a debtor-in-possession under the Bankruptcy Code), assignee, receiver, trustee or estate thereof.

                  "Permitted Payments" shall have the meaning given in Section 3 below.

                  "Person" shall mean an individual, corporation, association, partnership, limited partnership, trust, organization, individual or government or any governmental agency or any political subdivision thereof.

                  "Senior Creditor" shall mean U.S. Bank National Association, its successors and its assignees with respect to any of the Senior Debt.

                  "Senior Debt" shall mean all liabilities and obligations of the Borrower to the Senior Creditor howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint, several or joint and several, due or to become due, now existing or hereafter arising or incurred, including, without limitation, any and all interest accruing on any of the Senior Debt after the commencement of any proceedings referred to in Section 5 hereof, notwithstanding any provision or rule of law which might restrict the rights of the Senior Creditor, as against the Borrower or anyone else, to collect such interest.

                  "Subordinated Debt" shall mean all liabilities and obligations of the Borrower to the Junior Creditor (except for wages earned for services rendered at the rate in effect on the date of this Agreement), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising or incurred, under any written or unwritten agreement.

                  1(b) In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding."

                  1(c) Other terms may be defined in other parts of this Agreement. All references to agreements and other contractual instruments shall be deemed to include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms, and all references to Persons shall be deemed to include their permitted successors and assigns. Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase

"and/or." All incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and include all necessary information and related provisions from such other agreements, and all such covenants, terms, definitions or other provisions from other agreements incorporated into this Agreement by reference shall survive any termination of such other agreements until the Senior Debt has been paid in full and all financing arrangements between the Borrower and the Senior Creditor shall have been terminated.

                  Section 2. Standby; Subordination. The payment and performance of the Subordinated Debt is hereby subordinated to the payment and performance of the Senior Debt, and, except as set forth in Section 3 below, the Junior Creditor will not ask, demand, sue for, take or receive from the Borrower or any other Person liable for all or any part of the Senior Debt, by setoff or in any other manner, the whole or any part of the Subordinated Debt, or any monies which may now or hereafter be owing in respect of the Subordinated Debt (whether such amounts represent principal or interest, or obligations which are due or not due, direct or indirect, absolute or contingent), including, without limitation, taking any security for any of the foregoing, or the taking of any negotiable instrument therefor, unless and until all of the Senior Debt shall have been fully paid and satisfied and all financing arrangements between the Borrower and Senior Creditor have been terminated. The Junior Creditor warrants and represents that the Subordinated Debt is unsecured and agrees that (a) the Junior Creditor hereafter will not accept any security therefor from the Borrower, or from any third Person for the benefit of the Borrower; and (b) in the event the Junior Creditor does obtain any security for the Subordinated Debt, (i) all liens and security interests of the Junior Creditor in any assets of the Borrower or any assets securing the Senior Debt shall be and hereby are subordinated to the rights and interests of the Senior Creditor, if any, in those assets, (ii) the Junior Creditor shall have no right to possession of any such assets or to foreclose upon any such assets, whether by judicial action or otherwise, unless and until all the Senior Debt shall have been fully paid and satisfied and all financing arrangements between the Borrower and Senior Creditor have been terminated, and (iii) at the request of the Senior Creditor, the Junior Creditor shall execute and deliver to the Senior Creditor such termination statements and releases as the Senior Creditor shall reasonably request to release the Junior Creditor's security interest in or lien against such property. The Junior Creditor, prior to the payment in full and discharge of the Senior Debt and the termination of all financing arrangements between the Borrower and the Senior Creditor, shall have no right to enforce any claim with respect to the Subordinated Debt, or to take any action against the Borrower or the property of the Borrower or of any other Person liable for all or any part of the Senior Debt for the benefit of the Borrower. The Junior Creditor acknowledges and agrees that, to the extent the terms and provisions of this Agreement are inconsistent with any agreement or understanding between the Junior Creditor and the Borrower, such agreement or understanding shall be subject to this Agreement.

                  Section 3. Permitted Payments. Notwithstanding the provisions of Section 2 of this Agreement, until the Senior Creditor gives the Junior Creditor written notice (in the manner set forth below) of the occurrence of an Event of Default, and provided that:

                  (i) there shall not then exist any breach of this Agreement by the Junior Creditor which has not been waived, in writing, by the Senior Creditor,

                  (ii) at the time of the payment described below no Event of Default exists and is continuing,

                  (iii) the payment described below, if made, would not give rise to the occurrence of any Event of Default, and

                  (iv) none of the events described in Section 5 has occurred,

the Borrower may pay to the Junior Creditor, and the Junior Creditor may accept from the Borrower interest payments when due (without acceleration) on any of the Subordinated Debt (the "Permitted Payments").

                  Section 4. Subordinated Debt Owed Only to the Junior Creditor. The Junior Creditor warrants and represents that the Junior Creditor has not previously assigned any interest in the Subordinated Debt, that no other Person owns an interest in the Subordinated Debt (whether as joint holders of Subordinated Debt, participants or otherwise) and that the entire Subordinated Debt is owing only to the Junior Creditor. The Junior Creditor further covenants that the entire Subordinated Debt shall continue to be owing only to the Junior Creditor unless it is assigned with the prior written consent of the Senior Creditor to a Person who agrees with the Senior Creditor to be bound by the subordination provisions set forth herein.

                  Section 5. Priority. In the event of (a) any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or the proceeds thereof to the creditors of the Borrower or to their claims against the Borrower, or (b) any readjustment of the debt or obligations of the Borrower; whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Senior Debt or Subordinated Debt, or the application of the assets of the Borrower to the payment or liquidation thereof, or (c) the dissolution or other winding up of the business of the Borrower, or (d) the sale of all or substantially all of the assets of the Borrower, then, and in any such event, the Senior Creditor shall be entitled to receive payment in full of all of the Senior Debt prior to the payment of all or any part of the Subordinated Debt.

                   Section 6. Grant of Authority to Senior Creditor. In order to enable the Senior Creditor to enforce its rights hereunder in any of the actions or proceedings described in Section 5, the Senior Creditor is hereby irrevocably authorized and empowered, in its discretion, to file and present for and on behalf of the Junior Creditor such proofs of claims or other motions or pleadings as the

Senior Creditor may deem expedient or proper to establish the Senior Creditor's entitlement of payment from, or on behalf of, the Junior Creditor with respect to the Subordinated Debt and to vote such proofs of claims in any such proceeding and to demand, sue for, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any of the Senior Debt. The Junior Creditor irrevocably authorizes and empowers the Senior Creditor to demand, sue for, collect and receive each of the payments and distributions described in Section 5 above and give acquittance therefor and to file claims and take such other actions, in the Senior Creditor's own name or in the name of the Junior Creditor or otherwise, as the Senior Creditor may deem necessary or advisable for the enforcement of this Agreement. To the extent that payments of distributions are made in property other than cash, the Junior Creditor authorizes the Senior Creditor to sell such property to such buyers and on such terms as the Senior Creditor, in its sole discretion, shall determine. The Junior Creditor will execute and deliver to the Senior Creditor such powers of attorney, assignments and other instruments or documents, including debentures (together with such assignments or endorsements as the Senior Creditor shall deem necessary), as may be reasonably requested by the Senior Creditor in order to enable the Senior Creditor to enforce any and all claims upon or with respect to any or all of the Subordinated Debt and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt, all for the Senior Creditor's own benefit.

                  Section 7. Payments Received by the Junior Creditor. Except for Permitted Payments, if the Junior Creditor receives any payment or distribution or security or instrument or proceeds thereof upon or with respect to the Subordinated Debt prior to the payment in full of the Senior Debt and termination of all financing arrangements between the Borrower and the Senior Creditor, the Junior Creditor shall receive and hold the same in trust, as trustee, for the benefit of the Senior Creditor and shall forthwith deliver the same to the Senior Creditor in precisely the form received (except for the endorsement or assignment by the Junior Creditor where necessary), for application on any of the Senior Debt, due or not due and, until so delivered, the same shall be held in trust by the Junior Creditor as the property of the Senior Creditor. In the event of the failure of the Junior Creditor to make any such endorsement or assignment to the Senior Creditor, the Senior Creditor, or any of its officers or employees, is hereby irrevocably authorized to make the same.

                  Section 8. Continuing Nature of Subordination. This Agreement shall be effective and may not be terminated or otherwise revoked by the Junior Creditor until the Senior Debt shall have been fully paid and discharged and all financing arrangements between the Borrower and the Senior Creditor have been terminated. This is a continuing agreement of subordination and the Senior Creditor may continue, at any time and without notice to the Junior Creditor, to extend credit or other financial accommodations and loan monies to or for the benefit of the Borrower in reliance hereon. No obligation of the Junior Creditor hereunder shall be affected by the death or incapacity of, or written revocation by, the Junior Creditor or any other subordinated party, pledgor, endorser, or guarantor, if any.

                  Section 9. Additional Agreements Between Senior Creditor and Borrower. The Senior Creditor, at any time and from time to time, may enter into such agreement or agreements with the Borrower as the Senior Creditor may deem proper, increasing the amount of, extending the time of payment of or renewing or otherwise altering the terms of all or any of the Senior Debt or affecting any security underlying any or all of the Senior Debt, and may exchange, sell, release, surrender or otherwise deal with any such security, without in any way thereby impairing or affecting this Agreement.

                  Section 10. Bankruptcy Issues. If the Borrower becomes the subject of proceedings under the Bankruptcy Code and if the Senior Creditor desires to permit the use of cash collateral or to provide financing to the Borrower under either Section 363 or Section 364 of the Bankruptcy Code, the Junior Creditor agrees that adequate notice of such financing to the Junior Creditor, if required under applicable law, shall have been provided if the Junior Creditor receives notice two (2) business days prior to entry of any order approving such cash collateral usage or financing. Notice of a proposed financing or use of cash collateral shall be deemed given upon the sending of such notice to the Junior Creditor in the manner specified in Section 16. All allocations of payments between the Senior Creditor and the Junior Creditor shall continue to be made after the filing of a petition under the Bankruptcy Code on the basis provided in this Agreement. In the event that the Junior Creditor at any time acquires any security for the Subordinated Debt, the Junior Creditor agrees not to assert any right he may have to "adequate protection" of his interest in such security in any Bankruptcy proceeding, or to seek to have his claims in such Bankruptcy proceeding treated as "secured claims" under
Section 506(a) of the Bankruptcy Code, without the prior written consent of the Senior Creditor. The Junior Creditor waives any claim the Junior Creditor may now or hereafter have against the Senior Creditor arising out of the Senior Creditor's election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by the Borrower, as debtor in possession, or by a trustee. To the extent that the Senior Creditor receives payments on, or proceeds of any collateral for, the Senior Debt which are subsequently avoided, invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Senior Creditor.

                  Section 11. Instrument Legend; No Amendments to Subordinated Instruments. Any agreement or instrument evidencing the Subordinated Debt, or any portion thereof, which has been or is hereafter executed by the Borrower will, on the date hereof or the date of execution, be inscribed with a legend conspicuously indicating that payment thereof is subordinated to the claims of the Senior Creditor pursuant to the terms of this Agreement and a copy of any such instrument bearing such legend will be deposited with the Senior Creditor. The original of any such agreement or instrument will be delivered to the Senior Creditor within five (5) Business Days after the date such delivery is demanded by the Senior Creditor. The Junior Creditor will not agree to any amendment, restatement or other modification of any such instrument or agreement or any other agreement or document evidencing the Subordinated Debt without the prior written consent of the Senior Creditor.

                  Section 12. Waivers. The Senior Debt shall be deemed to have been made or incurred in reliance upon this Agreement. The Junior Creditor expressly waives all notice of the acceptance by the Senior Creditor of the subordination and other provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement whatsoever, and the Junior Creditor expressly waives reliance by the Senior Creditor upon the subordination and other agreements as herein provided. The Junior Creditor agrees that the Senior Creditor has made no warranties or representations with respect to the collectability of the Senior Debt, and that the Senior Creditor shall be entitled to manage and supervise its loans and other financial accommodations to the Borrower without regard to the existence of any rights that the Junior Creditor may now or hereafter have in or to any of the assets of the Borrower. The Junior Creditor agrees that the Senior Creditor shall have no liability to the Junior Creditor for, and waives any claim which the Junior Creditor may now or hereafter have against, the Senior Creditor arising out of any and all actions which the Senior Creditor in good faith takes or omits to take (including, without limitation, actions with respect to any security for the Senior Debt, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any security for the Senior Debt and actions with respect to the collection of any claim for all or any part of the Senior Debt from any guarantor or other party) with respect to any agreement related to any Senior Debt or to the collection of the Senior Debt or the valuation, use, protection or release of any security for the Senior Debt.

                  Section 13. Senior Creditor's Waivers. No waiver shall be deemed to be made by the Senior Creditor of any of its rights hereunder unless the same shall be in writing signed on behalf of the Senior Creditor, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Senior Creditor or the obligations of the Junior Creditor to the Senior Creditor in any other respect at any other time.

                  Section 14. Financial Condition of Borrower; Other Actions by the Senior Creditor. The Junior Creditor hereby assumes responsibility for keeping informed of the financial condition of the Borrower, any and all endorsers and any and all guarantors of the Subordinated Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and/or the Subordinated Debt that diligent inquiry would reveal. The Junior Creditor hereby agrees that the Senior Creditor shall have no duty to advise the Junior Creditor of information known to the Senior Creditor regarding such condition or any such circumstances. In the event the Senior Creditor, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the Junior Creditor, the Senior Creditor shall be under no obligation (i) to provide any such information to the Junior Creditor on any subsequent occasion,
(ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any information which, pursuant to its usual practices, the Senior Creditor wishes to maintain confidential. The Junior Creditor hereby agrees that all payments received by the Senior Creditor may be applied, in whole or in part, to any of the Senior Debt, as the Senior Creditor, in its sole discretion, deems appropriate and assents to any extension or postponement of the time of payment of the Senior Debt or to any other indulgence with respect thereto, to any substitution, exchange or release of collateral which may at any time secure the Senior Debt and to the addition or release of any other Person primarily or secondarily liable therefor.

                  Section 15. Subrogation. When the Senior Debt shall have been fully paid and discharged and all financing arrangements between the Borrower and the Senior Creditor have been terminated, the Junior Creditor shall be subrogated to the rights of the Senior Creditor to receive payments or distribution of assets of the Borrower made on such Senior Debt until the principal of and premium, if any, and interest on (and any other amounts due with respect to) the Subordinated Debt shall be paid in full. For the purposes of such subrogation, no payments or distributions to the Senior Creditor of any cash, property or securities to which the Junior Creditor would be entitled except for these provisions shall, as between the Borrower, its creditors other than the Senior Creditor, and the Junior Creditor, be deemed to be a payment by the Borrower to or on account of Senior Debt, it being understood that these provisions in this Section are used, and are intended, solely for the purpose of defining the relative rights of the Junior Creditor, on the one hand, and the Senior Creditor, on the other hand.

                  Section 16. Notices. All communications and notices provided under this Agreement to any party shall be given in writing by manual delivery, facsimile transmission, overnight courier or United States first class mail to such party's address shown on the signature page hereof, or to any party at such other address as may be designated by such party in a notice to the other parties. All periods of notice shall be measured from the date of deliver thereof if manually delivered, from the date of sending if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

                  Section 17. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

                  Section 18. Consent to Jurisdiction. AT THE OPTION OF THE SENIOR CREDITOR, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN OR RAMSEY COUNTY, MINNESOTA; AND THE JUNIOR CREDITOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE JUNIOR CREDITOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SENIOR CREDITOR AT ITS

OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

                  Section 19. Waiver of Jury Trial. THE JUNIOR CREDITOR, AND THE SENIOR CREDITOR BY ITS ACCEPTANCE HEREOF, IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY CREDIT RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                  Section 20. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  Section 21. Miscellaneous.

                           21(a) This Agreement and the terms, covenants and
conditions hereof shall inure to the benefit of the Senior Creditor and its successors and assigns. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto and thereto any rights, remedies, obligations or liabilities hereunder or thereunder.

                           21(b) This Agreement sets forth the entire
understanding of the parties hereto relating to the subject matter hereof, and all prior understandings and negotiations, written or oral, are merged into and superseded by this Agreement. Any modification, amendment or waiver of this Agreement or any provision herein shall be binding upon the Senior Creditor only if contained in a writing signed by or on behalf of the Senior Creditor. No failure on the part of the Senior Creditor to exercise and no delay in exercising any power or right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                           21(c) The Junior Creditor hereby acknowledges that
(a) he has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents,

(b) the Senior Creditor has no fiduciary relationship to the Junior Creditor, and (c) no joint venture exists between the Junior Creditor and the Senior Creditor.

                           21(d) The section titles contained in this Agreement
are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                           21(e) All covenants, agreements, representations and
warranties made in this Agreement and in any certificates or other papers delivered by or on behalf of the Junior Creditor pursuant hereto shall be deemed to have been relied upon by the Senior Creditor and shall survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any Senior Debt remains outstanding and unpaid or any financing arrangement between the Borrower and the Senior Creditor remains in effect. All statements of fact relating to the Junior Creditor contained in any certificate or other paper delivered to the Senior Creditor at any time after the date hereof by or on behalf of the Junior Creditor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the undersigned hereunder.

                           21(f) This Agreement may be executed in any number of
counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  IN WITNESS WHEREOF, this Agreement has been executed on the date first set forth above.

                                        THE JUNIOR CREDITOR:

                                        -----------------------------
                                        Robert C. Klas, Sr.


Address for Notice:
150 Marie Ave. E
West St. Paul, MN 55118
Fax: [   ]

Accepted:

U.S. BANK NATIONAL ASSOCIATION

By  /s/ Jerry Welle
   ----------------------------------

Title  Vice President
      -------------------------------

Address for Notice:
332 Minnesota Street
St. Paul, MN 55101
Attention: Jerry Welle
Fax: (651) 244-5590


                          ACCEPTANCE AND ACKNOWLEDGMENT

         The Borrower named above hereby accepts, and acknowledges receipt of a copy of, the foregoing Subordination Agreement and agrees that it will not pay any of the "Subordinated Debt" (as defined in the foregoing Agreement) or grant any security therefor, except as the foregoing Agreement provides.

                                        WTC INDUSTRIES, INC.

                                        By  /s/ Greg Jensen
                                           -------------------------------------

                                        Title  Chief Financial Officer
                                              ----------------------------------

                                    Warrant to purchase Common Stock, par value
                                    $.10 per share, of the Company for an
                                    exercise price of $5.00 per share

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                              WTC INDUSTRIES, INC.

         This certifies that U.S. Bank National Association, a national banking association, or its permitted successors or assigns (the "HOLDER"), is entitled, subject to the terms set forth below, at any time or from time to time to purchase from WTC Industries, Inc., a Delaware corporation (the "COMPANY"), 15,000 fully paid and non-assessable shares (the "WARRANT SHARES") of the Company's Common Stock, par value $.10 per share (the "COMMON STOCK"), at the exercise price per share of $5.00 (the "EXERCISE PRICE"). This Warrant, dated March 29, 2000, is issued pursuant to Section 2.19 of the Credit Agreement, dated as of March 29, 2000, by and between the Company, its affiliates PentaPure, Inc., Robert C. Klas, Sr., and the initial Holder (the "Credit Agreement").

         SECTION 1. This Warrant. This Warrant does not entitle the Holder to any rights as a stockholder of the Company, except as set forth herein or in the Company's Certificate of Incorporation, as amended from time to time.

         SECTION 2. Exercise. This Warrant may be exercised on any Business Day, in full or in part, at any time or from time to time, during the Exercise Period (as defined below) by surrendering this Warrant at the principal office of the Company, 150 Marie Avenue North, St. Paul, Minnesota 55118 (or at such other office of the Company in the United States as the Company may designate from time to time by notice in writing to the Holder), with the subscription form attached hereto fully executed, together with payment of the Exercise Price in cash or immediately available funds. The Exercise Period shall begin on the date of the Credit Agreement and shall end on March 29, 2004. As used herein, the term "BUSINESS DAY" shall mean any day, except a Saturday, Sunday or legal holiday, on which commercial banking institutions are open for business in the State of Minnesota.

         A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the Warrant Shares a certificate or certificates for the full number of Warrant Shares issuable upon such exercise.

         SECTION 3. Partial Exercise. This Warrant may, in accordance with the provisions of Section 2, be exercised for less than the full number of Warrant Shares available at any particular time. Upon any partial exercise, this Warrant shall be surrendered and a new Warrant representing the number of shares if any, with respect to which this Warrant has not been exercised shall be promptly delivered to the Holder.

         SECTION 4. Registration Rights.

         4.1 Demand Registration.

                  (a) Subject to the conditions of this Section 4.1, if the Company shall receive at any time after the Exercise Period begins, a written request from the Holder that the Company file a registration statement on Form S-3 under the Securities Act covering the registration of the Warrant Shares, then the Company shall effect, as soon as practicable, the registration under the Securities Act of all Warrant Shares that the Holder requests to be registered; provided that the Company is then eligible to use Form S-3 to effect such registration.

                  (b) The Company shall not be obligated to effect more than one
(1) registration pursuant to this Section 4.1.

         4.2 Piggyback Registrations.

                  (a) The Company shall notify the Holder in writing at least thirty (30) days prior to the filing, after the Exercise Period begins, of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans and corporate reorganizations) and will afford the Holder an opportunity to include in such registration statement all or part of such Warrant Shares. If the Holder of Warrant Shares decides not to include all of its Warrant Shares in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Warrant Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (b) Underwriting. If the registration statement under which the Company gives notice under this Section 4.2 is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of the Holder to be included in a registration pursuant to this Section 4.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Warrant Shares in the underwriting to the extent provided herein. Notwithstanding any other provisions of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of Warrant Shares that may be included in the underwriting may be reduced.

         4.3 Expenses of Registration. All registration expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 4.1 or 4.2 shall be borne by the Company except for registration expenses incurred in connection with any registration, qualification or compliance pursuant to Section 4.1 at the request of the Holder when such request is made within 12 months of the commencement of the Exercise Period, which registration expenses shall be borne by the Holder. Fees and disbursements of special counsel and accountants for the selling Holders, underwriting discounts and commissions, and transfer taxes for selling Holders shall be borne by the selling Holders.

         4.4 Indemnification. In the event any Warrant Shares are included in a registration statement under Sections 4.1 or 4.2:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 4.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, or controlling person of such Holder.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 4.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further that in no event shall any indemnity under this Section 4.4(b) exceed the gross proceeds from the offering received by such Holder unless the Violation is the result of fraud on the part of such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 4.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party provided however, that if there is more than one indemnified party, the indemnifying party shall pay for the fees and expenses of one counsel for any and all indemnified parties to be mutually agreed upon by such indemnified parties, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.4, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.4.

                  (d) If the indemnification provided for in this Section 4.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The obligations of the Company and Holders under this
Section 4.4 shall survive the completion of any offering of Warrant Shares in a registration statement.

         4.5 Assignment of Registration Rights. The rights to cause the Company to register Warrant Shares pursuant to this Article 4 may be assigned by a Holder to a transferee or assignee of the Warrant or the Warrant Shares

         SECTION 5. No Impairment. The Company will not avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares.

         SECTION 6. Notices of Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of:

                  (a) entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any securities, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, except for mergers into the Company of subsidiaries whose assets are less than fifty percent (50%) of the total assets of the Company and its consolidated subsidiaries, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

                  c) any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, to be fixed as of which the holders of record of the Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date therein specified. The rights to notice provided in this Section 9 are in addition to the rights provided elsewhere herein.

         SECTION 7. Notices. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, or sent by express overnight courier service or electronic facsimile transmission (with a copy by mail) at the address or facsimile number furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address or facsimile number to the Company in writing.

         SECTION 8. Loss or Mutilation. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or a replacement hereof and, in the case of any such loss, theft or destruction, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant or a replacement, the Company at its expense will execute and deliver, in lieu thereof, a new warrant of like tenor.

         SECTION 9. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all Warrant Shares from time to time issuable upon the exercise of this Warrant.

         SECTION 10. Change. Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         SECTION 11. Assignment. The Holder may transfer its rights, interests and obligations under this Warrant, by execution of the form of assignment attached hereto. The rights, interests and obligations of the Company under this Warrant may not be assigned without the prior written consent of the Holder.

         SECTION 12. Headings. The headings in this Warrant are for purposes of convenience of reference only and shall not be deemed to constitute a part hereof.

         SECTION 13. Law Governing. This Warrant is delivered in the State of Minnesota and shall be construed and enforced in accordance with and governed by the internal laws of such State, without giving effect to its conflicts of laws provisions.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

ATTEST:                                WTC INDUSTRIES, INC.


/s/ Greg Jensen                        By:  /s/ Robert C. Klas, Sr.
-----------------------------              ----------------------------
   Secretary                             Its:  Chief Executive Officer
                                              -------------------------

ALL RIGHTS TO RECEIVE PAYMENTS UNDER THIS NOTE ARE SUBJECT TO A SUBORDINATION AGREEMENT AMONG WTC INDUSTRIES, INC., ROBERT C. KLAS, SR. AND U.S. BANK NATIONAL ASSOCIATION.

THIS NOTE AND THE CAPITAL STOCK THAT MAY BE ISSUED UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND STATUTES OR, UNLESS PRIOR TO ANY SALE, TRANSFER, OR PLEDGE, THE ISSUER RECEIVES AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO IT, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND STATUTES AND THE RULES PROMULGATED THEREUNDER.

                           CONVERTIBLE PROMISSORY NOTE

PRINCIPAL AMOUNT: $750,000 DATE: MARCH 29, 2000

         FOR VALUE RECEIVED, the undersigned, WTC Industries, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Robert C. Klas, Sr. (the "Lender") the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000), together with interest on the unpaid principal balance from the date hereof at a per annum rate of two percent (2%) plus the 30-day LIBOR rate.

         1. Payments.

                  1.1 Principal hereunder shall be due and payable on March 29, 2001. Interest shall be payable monthly on the last day of each month. All payments of principal and/or interest under this Note will be made in lawful money of the United States in immediately available funds or the equivalent at the following address: 150 Marie Avenue East, West St. Paul, Minnesota 55118-4000, or at such other address as the Lender may designate in writing.

                  1.2 The Company may prepay all or any part of the principal amount hereof at any time or from time to time, without penalty or premium. All payments made hereunder shall be applied first to accrued but unpaid interest, and then to reduce the principal balance owing on this Note. The acceptance by the Lender of any payment under this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of or impair, reduce, release or extinguish any remedy of the Lender, at that time or at any subsequent time.

                  1.3 Notwithstanding anything herein to the contrary, in no event shall the interest paid hereunder exceed the maximum amount permissible under applicable law. If interest would otherwise be payable to the Lender in excess of the maximum lawful amount, the interest payable to the Lender shall be reduced to the maximum amount permitted under applicable law; and in the event that the Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof such excess shall be refunded to the Company.

         2. Subordination.

         The indebtedness evidenced by this Note shall be junior and subordinate to any indebtedness now existing or hereafter incurred by the Company to any bank or financial institution. The Holder agrees that if a financial institution extends credit to the Company, the Holder will execute and deliver for the benefit of that financial institution any subordination agreement which is requested by such financial institution that is acceptable to the Company to evidence the subordination of the indebtedness under this Note to the Company's obligations to the financial institution.

         3. Conversion Rights.

         All or any part of the principal and interest due under this Note may be converted into shares of the Company's common stock, at a rate of $3.00 per share (to be adjusted equitably for stock splits, share combinations and similar events) at any time prior to payment in full of this Note in accordance with the terms and conditions of this Note. The Note may only be converted into full shares of the Company's common stock. To convert this Note, the Lender must: (i) notify the Company of the intent to convert this Note stating the principal and/or interest amount to be converted and the name, address, and tax identification number of the person to whom the certificate for the shares of the Company's common stock is to be issued; (ii) surrender the Note to the Company; (iii) furnish appropriate endorsements and transfer documents if required by the Company and/or its transfer agent, if any; and (iv) pay any transfer tax if required. The Company shall promptly issue to the Lender or the person designated by Lender in the conversion notice the shares of the Company's common stock acquired upon conversion of the Note and, if less than the entire principal and interest due hereunder is converted into shares of the Company's common stock, a note in the unconverted amount with terms and conditions identical to those set forth in this Note shall also be issued to the Lender. No fractional shares of common stock are to be issued upon conversion of this Note, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share (determined in accordance with Section 8 of the Common Stock Warrant issued to the Lender by Company of even date herewith) of common stock of the Company on the day of conversion.

         4. Non-Waiver. The failure of the Lender to enforce or exercise any right or remedy provided in this Note or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date. No exercise of the rights and powers granted in or held pursuant to this Note by the Lender, and no delays or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

         5. Collection Fees. In the event that any amount payable hereunder is not paid when due, the Company shall pay all of the unpaid principal and interest as well as all fees and expenses incurred by the Lender, including without limitation, all counsel and expert fees and expenses.

         6. Default. The following shall constitute default under this Note:

                  6.1 Failure of the Company to make any payments when due of principal, interest or other costs, expenses or charges required under this Note; or

                  6.2 Failure of the Company to comply with any other provisions of this Note, including without limitation the conversion rights granted to the Lender in Paragraph 2.

         7. Remedies Upon Default. Upon the occurrence of default under this Note, the entire principal balance of this Note and all interest and other costs, expenses and charges thereon automatically shall immediately become due and payable without notice or demand. This right shall be in addition to, and not in limitation of, any and all other rights and remedies available to the Lender at law or in equity.

         8. Waiver.

                  8.1 The Company hereby waives presentment, protest, notice of protest, notice of nonpayment, notice of dishonor and any and all other notices or demands relative to this Note and the benefit of any statute of limitations with respect to any action to enforce this Note.

                  8.2 The Lender acknowledges that the capitalization of the Company is minimal and waives any claim whatever against the officers, directors and shareholders of the Company which might arise on account of such limited capital. This Note is solely a corporate obligation of the Company and is in no way a personal obligation of the Company's officers, directors or shareholders,

         9. WAIVER OF TRIAL BY JURY. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN ANY MATTER RELATING, DIRECTLY OR INDIRECTLY, TO THIS NOTE.

         10. Amendment. The terms and conditions of this Note shall not be waived, altered, modified, amended, supplemented or terminated in any matter whatsoever except by a written instrument, duly executed by the Lender and the Company.

         11. Binding Effect. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Lender, its successors, endorsees and assigns, except that the Company may not assign or transfer any of its rights or obligations hereunder.

         12. Invalidity. Any provision of this Note which may be determined by a court of competent authority to be prohibited or unenforceable in jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         13. Section and Paragraph Headings. The section and paragraph headings contained herein are for convenience only and shall not be construed as part of this Agreement.

         14. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of Minnesota (without regard to principles of conflicts of laws).

         IN WITNESS WHEREOF, the Company has executed and delivered this Note on the day and year first above written.

                                        WTC INDUSTRIES, INC.


                                        By: /s/ Gregory P. Jensen
                                            ------------------------------------

                                        Print Name: Gregory P. Jensen
                                        Title: Chief Financial Officer